Exhibit 99.1

AUDITED
FINANCIAL STATEMENTS

INCENTIVES ADVISORS

DECEMBER 31, 2010

INCENTIVES ADVISORS

AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2010

CONTENTS

Page

Independent Auditor's Report	1

Financial Statements

Balance Sheet	2

Statement of Income	3

Statement of Members' Equity	4

Statement of Cash Flows	5

Notes to the Financial Statements	6 - 8

Independent Auditors’ Report

To the Members

Incentives Advisors, LLC

We have audited the accompanying balance sheet of Incentives Advisors, LLC as of December 31, 2010 and the related statements of income, member’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Incentives Advisors, LLC at December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cross, Fernandez & Riley, LLP

Certified Public Accountants

April 1, 2011

Incentives Advisors, LLC

INCENTIVES ADVISORS, LLC
BALANCE SHEET

	Notes	December 31, 2010
ASSETS:
Current assets:
Cash and cash equivalents		$47,276
Accounts receivable		134,387
Prepaid expenses and other assets		47,066
Total current assets		228,729

Property and equipment, net	3	9,715

TOTAL ASSETS		$238,444

LIABILITIES AND MEMBERS’ EQUITY:
Current liabilities:
Accounts payable		$90,759
Accrued liabilities		20,466
Customer deposits		1,000
Note payable	5	24,000
Total current liabilities		136,225

Note payable - long-term	5	24,000
Total liabilities		160,225

Commitments and Contingencies	4	-

MEMBERS' EQUITY:
Contributed capital		9,099
Accumulated earnings		69,120
Total members' equity		78,219

TOTAL LIABILITIES AND MEMBERS' EQUITY		$238,444

The accompanying notes are an integral part of these financial statements.

Incentives Advisors, LLC

INCENTIVES ADVISORS, LLC
STATEMENT OF INCOME

		Year Ended
	Notes	December 31, 2010
Revenues:
Tax Advisory Services		$639,796

Operating expenses:
Operations commissions		118,040
Selling and marketing		133,265
General and administrative		199,233
Amortization and depreciation	3	3,517
Total operating expenses		454,055

NET INCOME		$185,741

The accompanying notes are an integral part of these financial statements.

Incentives Advisors, LLC

INCENTIVES ADVISORS, LLC
STATEMENT OF MEMBERS' EQUITY

	Contributed	Accumulated
	Capital	Earnings	Total
Balance at December 31, 2009	$2,098	$-	$2,098

Contributions	7,001	-	7,001
Distributions	-	(116,621)	(116,621)
Net income	-	185,741	185,741

Balance at December 31, 2010	$9,099	$69,120	$78,219

The accompanying notes are an integral part of these financial statements.

Incentives Advisors, LLC

INCENTIVES ADVISORS, LLC
STATEMENT OF CASH FLOWS

Year Ended
December 31, 2010
Cash flows used in operating activities:
Net income	$185,741
Adjustments to reconcile net income to net cash provided in operating activities:
Amortization and depreciation	3,517
Net change in components of working capital:
Accounts receivable	(46,198)
Prepaid expenses and other assets	(9,899)
Accounts payable	58,689
Accrued liabilities	(45,564)
Customer deposits	(4,950)
Net cash provided in operating activities	141,336

Cash flows provided by financing activities:
Repayment on note payable	(12,000)
Contributions of capital	7,001
Distributions	(116,621)
Net cash (used in) financing activities	(121,620)

Net increase in cash and cash equivalents	19,716
Cash and cash equivalents - beginning of period	27,560

Cash and cash equivalents - end of period	$47,276

The accompanying notes are an integral part of these financial statements.

Incentives Advisors, LLC

Notes to Financial Statements
For the Year Ended December 31, 2010

1.	Organization and Nature of Business

Incentives Advisors, LLC (the Company) was organized in the state of Arizona in October 2007 and is located in Tempe, Arizona. The Company helps clients, throughout the United States of America, maximize their tax reduction opportunities through the pursuit of available federal, state, and local credits and incentives.

2.	Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the statements. Actual results could differ from the estimates and assumptions used.

Fair Value of Financial Instruments

The Company follows FASB ASC Topic 820, “Fair Value Measurements and Disclosure,” (ASC 820) which clarifies the definition of fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices that are either directly or indirectly observable.

Level 3 – Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions that market participants would use in pricing.

Fair value estimates are based upon certain market assumptions and pertinent information available to management at December 31, 2010. The Company uses the market approach to measure fair value for its Level 1 financial assets which include cash equivalents. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximates fair market value due to the immediate or short-term maturity of these financial instruments.  The fair value of note payable approximates its carrying value based upon current rates available to the Company.

Cash Equivalents

The Company considers cash equivalents to be all short-term investments that have an initial maturity of 90 days or less.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms from companies in a broad range of industries located throughout the United States. Credit is extended based on an evaluation of the customer’s financial condition, and collateral is normally not required.

The allowance for all probable uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations, the Company records a specific allowance for bad debts against amounts due, to reduce the net recognized receivable to the amount it reasonable believes will be collected. Based upon the information available, management believes that no allowance for bad debts is necessary at December 31, 2010.

Incentives Advisors, LLC

Notes to Financial Statements
For the Year Ended December 31, 2010

Property and Equipment

Property and equipment are recorded at cost. Depreciation on furniture and equipment is computed using accelerated methods over their estimated useful lives ranging from 5 to 7 years.  Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease life.

Long-Lived Assets

When facts and circumstances indicate that the carrying values of long-lived assets may be impaired, an evaluation of recoverability is performed by comparing the carrying values of the assets to projected undiscounted future cash flows in addition to other quantitative and qualitative analyses.  Upon indication that the carrying values of such assets may not be recoverable, the Company recognizes an impairment loss by a charge against current operations.

Income Taxes

The Company is organized as a limited liability company, which is taxed in a manner similar to a partnership, whereby income or losses are passed through the Company to the individual members.  Accordingly, no provision for income taxes has been presented in the accompanying consolidated financial statements.

The Company has adopted the provisions of FASB ASC Topic 740, “Accounting for Uncertainty in Income Taxes.” FASB ASC Topic 740 clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a return. FASB ASC Topic 740 also provides guidance on derecognition and measurement of a tax position taken or expected to be taken in a tax return.

The Company files income tax returns in the U.S. federal jurisdiction and the state of Arizona. The Company’s federal income tax returns for tax years 2008 and beyond remain subject to examination by the Internal Revenue Service. The Company’s state income tax returns for the years 2008 and beyond remain subject to examination by the Arizona’s Department of Revenue.

The Company did not have unrecognized tax benefits as of December 31, 2010 and does not expect this to change significantly over the next 12 months. As of December 31, 2010, the Company has not accrued interest or penalties related to uncertain tax positions.

Revenue Recognition and Labor Costs

Tax advisory service revenues are generated from transaction fees based on a percentage of the value of the tax credit identified and are recognized in the period that the approval of the underlying eligible employee or program is received from the taxing authority and such credit is reported to the client. Revenue from hourly and fixed fee consulting services is recognized as the services are performed.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to December 31, 2010 as of April 1, 2011, which is the date the financial statements were available to be issued. Subsequent events occurring after April 1, 2011 have not been evaluated by management. No material events have occurred since December 31, 2010 that require recognition or disclosure in the financial statements except as discussed in Note 7.

Incentives Advisors, LLC

Notes to Financial Statements
For the Year Ended December 31, 2010

3.	Property and Equipment

As of December 31, 2010, property and equipment is as follows:

Furniture and equipment	$18,640
Leasehold improvements	1,160
19,800
Less accumulated depreciation	(10,085)
$9,715

Depreciation and amortization expense was $3,517 for the year ended December 31, 2010.

4.	Commitments and Contingencies

Legal

In the normal course of conducting its business, the Company may be involved in various litigation.  The Company is not a party to any litigation which its management believes could result in any judgments or fines against it that would have a material adverse affect on its financial position, liquidity or results of operations.

Commissions Agreement

On October 28, 2010, the Company entered into a Commissions Agreement (the “Agreement”) with Economic Incentives Advisors Group LLC (“EIAG”) which is owned by a former member of the Company.  The Agreement provides for sales commissions to be paid to EIAG at varying rates, as defined, based upon the type of product sold and the gross amount of billings invoiced to the customer.  The Agreement remains in effect through December 31, 2012 with one year automatic renewals unless cancelled in writing by both EIAG and the Company.

5.	Note Payable

The Company is obligated under an unsecured, non-interest bearing note payable to a former member.  The note is payable in monthly installments of $2,000 through December 2012.  The note had a balance of $48,000 at December 31, 2010 and was paid in full in January 2011.

6.	Major Customer

The Company had revenues from one significant customer representing 10.5% of total revenues for the year ended December 31, 2010.

7.	Subsequent Event

On January 18, 2011, the Company was purchased by Tomahawk Merger Corporation, a wholly owned subsidiary of Workstream, Inc. Consideration received from the purchaser was $2,124,000 consisting of $154,000 in cash, two subordinated promissory notes each in the face amount of $117,500 and 47,508,215 unregistered common shares of Workstream, Inc. valued at $1,735,000.